As filed with the Securities and Exchange Commission on May 2, 2013

Registration No. 333-03097

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

Michigan	38-0751137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1284 N. Telegraph Road, Monroe, Michigan 48162-3390, (734) 242-1444
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LA-Z-BOY INCORPORATED
RETIREMENT SAVINGS PLAN
(formerly known as the La-Z-Boy Chair Company
Matched Retirement Savings Plan)
(Full title of the plan)

JAMES P. KLARR, ESQ.
Secretary
La-Z-Boy Incorporated
1284 N. Telegraph Road
Monroe, Michigan 48162-3390
(734) 242-1444
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
KENT E. SHAFER, ESQ.
Miller, Canfield, Paddock and Stone, P.L.C.
150 West Jefferson Avenue
Detroit, Michigan 48226
(313) 963-6420

The purpose of this amendment is to deregister 125,236  shares of Common Stock, $1.00 par value, and interests in the plan referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION

STATEMENT

Item 9.	Undertakings.

Pursuant to the registrant’s undertaking under Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 is filed in order to deregister securities remaining unsold under Registration Statement No. 333-03097, filed on May 2, 1996 (the “Registration Statement”).

The Registration Statement covered 4,500,000* shares of Common Stock, $1.00 par value, of La-Z-Boy Incorporated (then known as La-Z-Boy Chair Company) (“La-Z-Boy Common Stock”) issuable under the La-Z-Boy Incorporated Retirement Savings Plan (formerly known as the La-Z-Boy Chair Company Matched Retirement Savings Plan) (the “Plan”) and an indeterminate number of Plan interests. The offering under the Registration Statement has been terminated.

A total of  4,374,764 shares of La-Z-Boy Common Stock and an indeterminate number of Plan interests were sold under the Registration Statement. The registrant hereby removes from registration the 125,236 shares of La-Z-Boy Common Stock and plan interests remaining unsold under the Registration Statement.

*
As adjusted pursuant to Rule 416(a) and (b) to reflect a three-for-one stock split, in the form of a 200% stock dividend, effective September, 1998. All share numbers appearing in this amendment have been adjusted correspondingly.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on May 2, 2013.

LA-Z-BOY INCORPORATED

By:	/s/ Margaret L. Mueller
Margaret L. Mueller
Vice President, Corporate Controller and Chief Accounting Officer

S-1

The Plan. Pursuant to the requirements of the Securities Act of 1933, La-Z-Boy Incorporated (the Plan Administrator of the La-Z-Boy Incorporated Retirement Savings Plan) has caused this Post-Effective Amendment to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on May 2, 2013.

LA-Z-BOY INCORPORATED
RETIREMENT SAVINGS PLAN

By:	La-Z-Boy Incorporated
Plan Administrator

By:	/s/ Louis M. Riccio, Jr.
Louis M. Riccio, Jr.
Senior Vice President and
Chief Financial Officer

S-2